Exhibit 1.1

FORM FINAL

GUILD HOLDINGS COMPANY

[●] Shares of Class A Common Stock

UNDERWRITING AGREEMENT

Dated: October [•], 2020

i

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Company
Exhibit C	–	List of Persons Subject to Lock-Up
Exhibit D-1	–	Form of Lock-Up Agreement
Exhibit D-2	–	Form of Press Release
Exhibit E	–	Form of Opinion of Selling Stockholders Counsel
Exhibit F	–	Initial Securities to Be Sold
Exhibit G	–	Option Securities Which May Be Sold
Exhibit H	–	Price-Related Information
Exhibit I	–	Issuer General Use Free Writing Prospectuses
Exhibit J	–	Issuer RSP Free Writing Prospectus
Exhibit K	–	Written Testing-the-Waters Communications
Exhibit L	–	CFO Certificate

ii

GUILD HOLDINGS COMPANY

[●] Shares of Class A Common Stock

UNDERWRITING AGREEMENT

October [●], 2020

Wells Fargo Securities, LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Guild Holdings Company, a Delaware corporation (the “Company”), and each of the stockholders of the Company named on Exhibit F hereto (collectively, the “Selling Stockholders” and each, a “Selling Stockholder”), acting severally and not jointly, confirm their respective agreements with Wells Fargo Securities, LLC (“Wells Fargo”), BofA Securities, Inc. (“BofA”), J.P. Morgan Securities LLC (“J.P. Morgan”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo, BofA and J.P. Morgan are acting as the representatives (in such capacity, the “Representatives”), with respect to the sale by the Selling Stockholders of a total of [●] shares (the “Initial Securities”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the [●] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Underwriting Agreement (this “Agreement”) are defined in Section 16 hereof.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company, the Selling Stockholders and the Underwriters agree that up to 5% of the Initial Securities to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch, Pierce, Fenner & Smith Incorporated (an affiliate of BofA, hereinafter referred to as “Merrill Lynch”) to the Company’s directors, officers, employees, business associates and other related persons (the “Reserved Security Offerees” and such related program the “Reserved Share Program”) as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA and all other applicable laws, rules and regulations. To the extent that any such Reserved Securities are not orally confirmed for purchase by any such Reserved Security Offeree before 11:59:00 p.m. (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus dated October [●], 2020 in accordance with the provisions of Rule 430A and Rule 424(b) under the 1933 Act and the Company has previously advised the Representatives of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) under the 1933 Act or otherwise), is herein called the “Prospectus.”

In connection with the public offering of the Securities contemplated by this Agreement:

(1) the Company was incorporated in Delaware as a wholly owned subsidiary of Guild Mortgage Company, a California limited liability company (the “Incorporation”);

(2) Guild Investors, LLC has contributed or will contribute 100% of the shares of Guild Mortgage Company, a California corporation and a wholly owned subsidiary of Guild Investors, LLC, to the Company, and Guild Mortgage Company has been or will be converted into a limited liability company (the “Contribution”);

(3) the Company has amended and restated or will amend and restate its certificate of incorporation, among other things, to authorize the issuance of two classes of common stock: the Common Stock and the Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), and such amended and restated charter has been or will be filed with the Secretary of State of the State of Delaware (the “Charter Amendment and Restatement”); and

(4) the Company’s bylaws have been or will be amended and restated (the “Bylaw Amendment and Restatement”);

all on the terms contemplated by the Pre-Pricing Prospectus and the Prospectus. The Incorporation, the Contribution, the Charter Amendment and Restatement and the Bylaw Amendment and Restatement are hereinafter called, collectively, the “Pre-Closing Transactions.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The offer and sale of the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or will become effective under the 1933 Act not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise resolved with the Commission. The Initial Registration Statement was initially confidentially submitted to the Commission on August 24, 2020 and initially publicly filed with the Commission on October 1, 2020.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale.

(i) At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing (x) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (y) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii) At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) under the 1933 Act, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172 under the 1933 Act, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) under the 1933 Act or otherwise) (the “Prospectus Delivery Period”), neither the Prospectus nor any amendment or supplement thereto, considered together with the Prospectus, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(iii) As of the Applicable Time (except in the case of clause (y) below), none of (v) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit H hereto, all considered together (collectively, the “General Disclosure Package”), or (w) if an Issuer RSP Free Writing Prospectus is used in connection with the offering contemplated by this Agreement, such Issuer RSP Free Writing Prospectus (the “RSP Disclosure Package”), or (x) any individual Issuer Limited Use Free Writing Prospectus, or (y) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, or (z) any individual Written Testing-the-Waters Communication, in each case of clauses (w) through (z), when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. In the event that an Issuer RSP Free Writing Prospectus is used in connection with the offering contemplated by this Agreement, then all references to “General Disclosure Package” shall be deemed to also refer to the RSP Disclosure Package.

(iv) Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 under the 1933 Act or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

(v) The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions included in (x) the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, (y) the General Disclosure Package or (z) any Written Testing-the-Waters Communication made in reliance upon and in conformity with any written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(c) hereof.

(vi) At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the 1933 Act, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405 under the 1933 Act; and, without limitation to the foregoing, the Company has at all applicable times met, meets and will at all applicable times meet the requirements of Rule 164 under the 1933 Act for the use of a free writing prospectus (as defined in Rule 405 under the 1933 Act) in connection with the offering contemplated hereby.

(vii) The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 under the 1933 Act and the Prospectus and any amendments or supplements to any of the foregoing that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) under the 1933 Act or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

(viii) The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the 1933 Act) in compliance with Rule 433(d)(8)(ii) under the 1933 Act such that no filing with the Commission of any “road show” (as defined in Rule 433(h)(4) under the 1933 Act) is required in connection with the offering of the Securities.

(ix) Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(x) The Company publicly filed on EDGAR at least 15 calendar days prior to the commencement of any “road show” (as defined in Rule 433(h)(4) under the 1933 Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Securities.

(3) Emerging Growth Company. From the time of initial confidential submission of the Company’s draft Registration Statement on Form S-1 to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(4) Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Exhibit K hereto. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, complied in all material respects with the 1933 Act, and when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of any Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5) Pre-Closing Transactions. Prior to the purchase of the Initial Securities by the Underwriters on the Closing Date, the Pre-Closing Transactions shall have been duly consummated on the terms contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(6) Independent Accountants. KPMG LLP, who certified the financial statements and any supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the PCAOB.

(7) Financial Statements. The consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholder’s equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved (except as disclosed therein and except, in the case of the unaudited, interim consolidated financial statements, for normal year-end adjustments which are not expected to be material and the exclusion of certain footnotes permitted by the applicable rules of the Commission), and comply as to form in all material respects with the applicable accounting requirements under the 1933 Act and the applicable 1933 Act Regulations. The other financial information included in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Historical Consolidated Financial and Operating Data” and “Selected Historical Consolidated Financial and Operating Data” presents fairly in all material respects, on the basis stated therein, the information shown therein and has been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(8) No Material Adverse Change in Business. Except as otherwise disclosed therein, in each case of clauses (i) through (iii), since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development that would reasonably be expected to result in a material adverse change in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole (in any such case, a “Material Adverse Effect”); (ii) neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations (x) from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or (y) from any labor dispute or disturbance or court or governmental action, order or decree, in each case of clauses (x) and (y), that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; provided that, for the avoidance of doubt, (a) no action taken in connection with the Pre-Closing Transactions and (b) no declaration, payment or making of a dividend by Guild Mortgage Company to Guild Investors, LLC disclosed in the Registration Statement, the General Disclosure Package and the Prospectus disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, in each case, shall be deemed to constitute a dividend or distribution by the Company.

(9) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required (to the extent such concept exists in the applicable jurisdiction), whether by reason of the ownership or leasing of property or the conduct of its business, except, in each case, where the failure to be so qualified or to have such power and authority or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(10) Good Standing of Subsidiaries. Each subsidiary of the Company (i) has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization and (ii) has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and each subsidiary of the Company is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required (to the extent such concept exists in the applicable jurisdiction), whether by reason of the ownership or leasing of property or the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except, in each case, where the failure to be so qualified or to have such power and authority or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject to the completion of the Pre-Closing Transactions and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock or other equity interests of each such subsidiary of the Company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien (except applicable restrictions under the securities laws); and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person or entity. After giving effect to the Pre-Closing Transactions, the only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto and Exhibit B hereto accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary that is a partnership or limited liability company, its general partners and managing members, respectively.

(11) Capitalization. At the time of the purchase of the Initial Securities by the Underwriters on the Closing Date and as of each Option Closing Date (if any), the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “Pro Forma” and in the corresponding line items under such caption (in each case except for issuances, if any, subsequent to the date of this Agreement pursuant to employee or director stock option, stock purchase or other equity incentive plans described in the Pre-Pricing Prospectus and the Prospectus under the caption “Executive Compensation,” upon the exercise of options issued pursuant to any such stock option, stock purchase or other equity incentive plans as so described, or upon the exercise of options described in the General Disclosure Package and the Prospectus) in the Pre-Pricing Prospectus and the Prospectus. Subject to the completion of the Pre-Closing Transactions and the dissolution of Guild Investors, LLC, Guild Management LLC, Guild Management II, LLC, Guild Management III, LLC and Guild Management IV, LLC, the shares of issued and outstanding capital stock of the Company (including the Securities to be sold by the Selling Stockholders under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and blue sky laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any stockholder of the Company or any other person or entity.

(12) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(13) Authorization of Securities. To the knowledge of the Company, the sale of the Securities to be sold by the Selling Stockholders under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any stockholder of the Company or any other person or entity that have not been waived or complied with.

(14) Description of Securities. As of the Closing Date, the Common Stock, the Company’s Class B Common Stock, the authorized but unissued Preferred Stock, and the Company’s Organizational Documents will conform in all material respects as to legal matters to the respective descriptions thereof contained in the Pre-Pricing Prospectus and the Prospectus.

(15) Absence of Rated Securities. Neither the Company nor any of its subsidiaries hold or guarantee any rated securities.

(16) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except in the case of this clause (ii) for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults, Termination Events, Repayment Events or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of (x) the provisions of the Organizational Documents of the Company or any of its subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except in the case of clause (y) for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(17) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is threatened.

(18) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement.

(19) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Organizational Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Regulation,” “Business—Legal and Regulatory Proceedings,” “Business—Intellectual Property,” “Certain Relationships and Related Party Transactions,” “Shares Eligible for Future Sale,” “Description of Certain Indebtedness,” and “Description of Capital Stock” and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements discussed therein, summaries of legal proceedings discussed therein, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other similar agreements required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement, in each case, by the 1933 Act or the 1933 Act Regulations, that have not been so disclosed as required.

(20) Possession of Intellectual Property. Except as would not reasonably be expected individually or in the aggregate, to have a Material Adverse Effect, (A) the Company and its subsidiaries own and possess or have valid and enforceable licenses to use all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (including all goodwill associated with, and all registrations and applications for registrations of, the foregoing) (collectively, “Intellectual Property”) that are described in the Registration Statement, the General Disclosure Package or the Prospectus or that are necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus and (B) neither the Company nor any of its subsidiaries has received any notice of any infringement of or conflict with rights of others with respect to any Intellectual Property.

(21) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, waiver, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document and (D) no authorization, approval, waiver, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance of obligations by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement or for the consummation by the Company of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except, in each case of clauses (A) through (D), (i) such as have been obtained or made under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the securities or blue sky laws of the various states or foreign jurisdictions, the rules and regulations of FINRA, or the rules and regulations of the NYSE, (ii) such as have been, or on or prior to the Closing Date will be, obtained or made and (iii) such that, if not obtained or made, would be immaterial to the ability of the Company to consummate the transactions contemplated by this Agreement.

(22) Possession of Licenses and Permits. The Company and its subsidiaries (i) possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory authorities that are necessary to conduct the business now operated by them and (ii) are in compliance with the terms and conditions of all such Governmental Licenses, except, in the case of each of clauses (i) and (ii), where the failure to possess or be in compliance with the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(23) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are, to the Company’s knowledge, in full force and effect; and neither the Company nor any of its subsidiaries has received any written notice of any claim that has been asserted against the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property, except for such claims that, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(24) Investment Company Act. The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(25) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct the business now operated by them and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(26) Registration Rights. Except as have been waived or complied with in connection with the sale of the Securities contemplated hereby or as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons or entities with (i) registration rights or similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (ii) co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Securities.

(27) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit C hereto has executed and delivered to the Representative a lock-up agreement in the form of Exhibit D-1 hereto (each, a “Lock-Up Agreement” and together the “Lock-Up Agreements”). Exhibit C hereto contains a true, complete and correct list of all directors, officers and holders of Common Stock or other capital stock of the Company, all holders of options, warrants, convertible debt securities, or other securities convertible into or exercisable or exchangeable for Common Stock or other capital stock of the Company and all Selling Stockholders.

(28) NYSE. The outstanding shares of Common Stock and the Securities being sold hereunder by the Selling Stockholders have been approved for listing on the NYSE, subject only to official notice.

(29) FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters by the Company regarding the Company or the Company’s executive officers or directors in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct in all material respects.

(30) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and subject to permitted extensions, have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(31) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which they are engaged; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(32) Accounting and Disclosure Controls. The Company and its subsidiaries maintain “disclosure controls and procedures” as defined in Rule 13a-15(e) of the 1934 Act Regulations. The Company and its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness in its internal controls over financial reporting.

(33) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(34) Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

(35) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities; provided, however, the Company makes no such representation or warranty with respect to actions of any Underwriters or any affiliates or agents of any Underwriters.

(36) Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect in all material respects the materials upon which such data is based or from which it was derived.

(37) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that has resulted or would result in (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(38) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times, in all material respects, in compliance with applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency having jurisdiction over the Company and its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, is threatened against the Company or any of its subsidiaries.

(39) No Conflicts with Sanction Laws. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, employee or affiliate or other person or entity associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the UNSC, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(40) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect has occurred or is reasonably expected to occur. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.

(41) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(42) Changes in Management. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company or any of its subsidiaries of his or her resignation (or otherwise given oral or written notice to the Company or any of its subsidiaries stating an intention to resign within the next twelve (12) months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal that is to be effective as of a future date).

(43) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person or entity, that are required by the 1933 Act or the 1933 Act Regulations to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(44) No Right of First Refusal. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other person has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Selling Stockholders to the Underwriters pursuant to this Agreement.

(45) Sale of Reserved Share Program. None of the Reserved Security Offerees is domiciled outside of the United States. The Company has not offered, or caused the Representatives or Merrill Lynch to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(46) Stop Transfer Instructions. The Company has, with respect to any shares of Common Stock (other than the Securities to be sold pursuant to this Agreement) or other securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the Selling Stockholders or any other persons who have entered into or are required to enter into a Lock-Up Agreement, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives, other than as permitted under the Lock-Up Agreements.

(47) Offering Materials. Without limitation to the provisions of Section 17 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined in Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 16 hereof).

(48) No Restrictions on Dividends. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be (in each case, except with respect to the Existing Financing Agreements), or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except (i) as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) for any restrictions imposed by applicable regulatory authorities.

(49) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other similar fee or commission as a result of the offering contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

(50) Data Privacy and Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including all personal, personally identifiable, household, sensitive, confidential or regulated data (including protected health information)) and databases (including, without limitation, the data and information of their respective customers, employees, suppliers and vendors, and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) neither the Company nor its subsidiaries have been notified in writing of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, except, in each case of clauses (A) and (B), for any breach, incident, access, compromise, event or condition that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for any failure to comply that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The operations of the Company and its subsidiaries have complied, and are presently in compliance, in all material respects with applicable Privacy and Security Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to Privacy and Security Laws is pending or, to the knowledge of the Company, is threatened against the Company or any of its subsidiaries. “Privacy and Security Laws” means all applicable laws concerning the privacy and/or security of personal information, and all regulations promulgated thereunder, including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P, the California Financial Information Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state Social Security number protection laws, state data breach notification laws, state consumer protection laws.

(b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Accurate Disclosure. To the extent that any statements or omissions made in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus, any preliminary prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Item 7 and, if applicable, Item 11(m) of Form S-1 expressly for use therein, such Registration Statement and Pre-Pricing Prospectus did, and the Prospectus, preliminary prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading, provided that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus made in reliance upon and in conformity with the information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, and provided further that it is understood and agreed that the only information furnished by such Selling Stockholder consists of the name of such Selling Stockholder, the number of offered shares and the address and other information with respect to such Selling Stockholder (excluding percentages) which appear in the Registration Statement or any Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (the “Selling Stockholder Information”). Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder under this Agreement by any material information concerning the Company or any subsidiary of the Company which is not set forth in the Initial Registration Statement, the General Disclosure Package and the Prospectus.

(2) Underwriting Agreement. This Agreement has been duly authorized (if such Selling Stockholder is not a natural person), executed and delivered by or on behalf of such Selling Stockholder.

(3) Power of Attorney; Custody Agreement. Such Selling Stockholder has duly authorized (if such Selling Stockholder is not a natural person), executed and delivered a Power of Attorney (a “Power of Attorney” and, with respect to such Selling Stockholder, “its Power of Attorney”) appointing each of Mary Ann McGarry, Terry Schmidt, Amber Elwell and Lisa Klika as such Selling Stockholder’s attorney-in-fact (with respect to such Selling Stockholder, collectively, the “Attorneys-in-Fact” and, individually, an “Attorney-in-Fact”), and duly authorized, executed and delivered a Custody Agreement (a “Custody Agreement” and, with respect to such Selling Stockholder, “its Custody Agreement”) with Computershare Inc., as custodian (the “Custodian”); each of its Power of Attorney and its Custody Agreement constitutes a valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general equitable principles; each of such Selling Stockholder’s Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement and the certificates referred to in Sections 5(l) and 5(n)(7) hereof on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder for the Securities to be sold by such Selling Stockholder under this Agreement, to authorize the delivery to the Underwriters of the Securities to be sold by such Selling Stockholder under this Agreement and to accept payment therefor, to duly endorse (in blank or otherwise) the certificate or certificates representing such Securities or a stock power or powers with respect thereto and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement and the transactions contemplated hereby; and the Securities to be sold by such Selling Stockholder pursuant to this Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Stockholder for the custody of such Securities, and the appointment by such Selling Stockholder of the Attorneys-in-Fact, are to that extent irrevocable; and the obligations of such Selling Stockholder hereunder and thereunder shall not be terminated by operation of law or, if such Selling Stockholder is a natural person, by the death or incapacity of such Selling Stockholder or, if such Selling Stockholder is an estate or trust, by the death or incapacity of any executor or trustee or the termination of any such estate or trust, or, if such Selling Stockholder is a corporation, partnership, limited liability company or other entity, by the dissolution of such corporation, partnership, limited liability company or other entity, as the case may be, or by any other event; if such Selling Stockholder or any such executor or trustee (if such Selling Stockholder is a natural person) should die or become incapacitated, or if any such estate or trust should be terminated, or if any such corporation, partnership, limited liability company or other entity should be dissolved, or if any such other event should occur, before delivery of the Securities to be sold by such Selling Stockholder hereunder, such Securities shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and its Custody Agreement and all actions taken by any Attorney-in-Fact pursuant to its Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, any Attorney-in-Fact or any other person shall have received notice of such death, incapacity, termination, dissolution or other event.

(4) Good Standing. If such Selling Stockholder is not a natural person, such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and such Selling Stockholder is duly qualified to transact business and is in good standing in the state or other jurisdiction, as the case may be, where its principal place of business is located.

(5) Power and Authority. Such Selling Stockholder has full right, power and authority to execute, deliver and perform its, his or her obligations under this Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder under this Agreement.

(6) Non-Contravention. Except as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, its Power of Attorney and its Custody Agreement (a “Selling Stockholder Material Adverse Effect”), the execution and delivery by such Selling Stockholder of this Agreement, its Power of Attorney and its Custody Agreement and the performance by such Selling Stockholder of its, his or her obligations under this Agreement, its Power of Attorney and its Custody Agreement (including the sale and delivery of the Securities to be sold by such Selling Stockholder pursuant to this Agreement) (i) do not and will not conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Stockholder under this Agreement pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries (if any) is a party or by which such Selling Stockholder or any of its subsidiaries (if any) is bound or to which any of the property or assets of such Selling Stockholder or any of its subsidiaries (if any) is subject and (ii) will not result in any violation of (x) the provisions of the Organizational Documents of such Selling Stockholder or any of its subsidiaries (if any) or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its subsidiaries (if any) or any of their respective assets, properties or operations.

(7) Lock-Up Agreement. Such Selling Stockholder has duly authorized (if such Selling Stockholder is not a natural person), executed and delivered a Lock-Up Agreement.

(8) Good and Valid Title. On the Closing Date, such Selling Stockholder will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the Uniform Commercial Code of the State of New York (the “UCC”)) in respect of, the Securities to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a security entitlement in respect of such Securities. Upon payment of the Purchase Price for the Securities to be sold by such Selling Stockholder as provided in this Agreement and the crediting of such Securities to the security account or accounts of the Underwriters maintained with DTC, each of the Underwriters will become the legal and beneficial owner of the Securities purchased by it from such Selling Stockholder, free and clear of all Liens, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) with respect to such Securities, each of the Underwriters will acquire a “security entitlement” (within the meaning of UCC Section 8-102(a)(17)) to the Securities purchased by such Underwriter from such Selling Stockholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against such Underwriter with respect to such Securities).

(9) Absence of Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(10) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any stockholder (or other equity owner), if any, or creditor of such Selling Stockholder, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by such Selling Stockholder of, or the performance by such Selling Stockholder of its obligations under, this Agreement, for the sale and delivery by such Selling Stockholder of the Securities to be sold by it under this Agreement, or for the consummation by such Selling Stockholder of the other transactions contemplated by this Agreement, except, in each case of clauses (A) through (C), (i) such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the securities or blue sky laws of the various states or foreign jurisdictions, the rules and regulations of FINRA, or the rules and regulations of the NYSE, (ii) such as have been, or on or prior to the Closing Date will be, obtained or made and (iii) such that, if not obtained or made, would be immaterial to the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(11) Absence of Preemptive Rights. Such Selling Stockholder does not have any preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Securities that are to be sold by any of the other Selling Stockholders pursuant to this Agreement.

(12) FINRA Matters. All of the information provided to the Representatives or to counsel for the Underwriters by or on behalf of such Selling Stockholder regarding such Selling Stockholder in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct in all material respects.

(13) No Unlawful Payments. Neither such Selling Stockholder nor (if such Selling Stockholder is not a natural person) any of its subsidiaries nor any director, officer, or employee of such Selling Stockholder or any of its subsidiaries nor, to the knowledge of such Selling Stockholder, any agent, affiliate or other person or entity associated with or acting on behalf of such Selling Stockholder or any of its subsidiaries has taken any action, directly or indirectly, that has resulted or would result in (A) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person or entity acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) a violation by any such person or entity of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. If such Selling Stockholder is not a natural person, such Selling Stockholder and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(14) No Conflicts with Sanction Laws. Neither such Selling Stockholder nor (if such Selling Stockholder is not a natural person) any of its subsidiaries (if any) nor, to its knowledge, any director, officer, agent, employee, affiliate or other person or entity acting on behalf of such Selling Stockholder or any of its subsidiaries (if any) is currently the subject or the target of any Sanctions. Nor is such Selling Stockholder nor any of its subsidiaries (if any) located, organized or resident in a Sanctioned Country; and such Selling Stockholder will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (B) to fund or facilitate any activities of or any business in any Sanctioned Country or (C) in any other manner that could result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Selling Stockholders and (if such Selling Stockholder is not a natural person) their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(15) Compliance with Anti-Money Laundering Laws. With respect to any Selling Stockholder that is not a natural person, the operations of such Selling Stockholder and its subsidiaries are and have been conducted at all times, in all material respects, in compliance with applicable financial recordkeeping and reporting requirements, including the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, is threatened against such Selling Stockholder or (if such Selling Stockholder is not a natural person) any of its subsidiaries.

(c) Certificates. Any certificate signed on behalf of the Company by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed on behalf of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the names of the Selling Stockholders in Exhibit F hereto, and each Underwriter agrees, severally and not jointly, to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities provided that the total number of Securities shall not be reduced by such adjustment, in each case at a price of $[•] per share (the “Purchase Price”).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities set forth opposite the names of the Selling Stockholders in Exhibit G hereto at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided, however, that, if applicable, the price per share for any Option Securities shall be reduced by an amount per share, if any, equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 p.m. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Representatives to the Company and the Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10 hereof), nor in any event prior to the Closing Date or earlier than one full business day after the exercise of said option, unless the Representatives and the Company otherwise agree. If this option is exercised as to all or any portion of the Option Securities, each of the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters the number of Option Securities that bears the same proportion to the total number of Option Securities to be purchased on such Option Closing Date as the number of Initial Securities in Exhibit F hereto opposite the name of such Selling Stockholder, as applicable, bears to the total number of Initial Securities. On each Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities that bears the same proportion to the total number of Option Securities to be purchased on such Option Closing Date as the number of Initial Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares; provided that the total number of Option Securities shall not be reduced by such adjustment.

(c) Payment. Payment of the Purchase Price for, and delivery of, the Initial Securities shall be made at the offices of Latham & Watkins, LLP, 355 South Grand Avenue, Los Angeles, California, 90071, or at such other place as shall be agreed upon by the Representatives and the Company, at approximately 9:00 a.m. (New York City time) on October [•], 2020 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the Purchase Price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at approximately 9:00 a.m. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to [•] against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Initial Securities and the Option Securities, if any, that it has agreed to purchase. Wells Fargo, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. Prior to the end of the Prospectus Delivery Period, the Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A and Rule 433 under the 1933 Act and will promptly notify the Representatives (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements to any of the foregoing (and shall promptly furnish or make available to the Representatives a copy of any comment letters, and shall furnish or make available to the Representatives copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters have reasonably objected in a timely manner by written notice to the Company), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any Issuer Free Writing Prospectus or for additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the Waters Communication or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and the occurrence of any such suspension or loss of any qualification of the Securities for offering or sale and any such loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain as soon as possible the lifting thereof.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment, supplement or revision to any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, whether pursuant to the 1933 Act or otherwise, and the Company will furnish or make available to the Representatives copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters have reasonably objected in a timely manner by written notice to the Company. The Company will give the Representative notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172 under the 1933 Act, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) under the 1933 Act or otherwise)).

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, a copy of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith) and a copy of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, a copy of each preliminary prospectus and any amendments or supplements thereto, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure

Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or if the Representatives or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. If required by applicable law, the Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate in writing and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long a period as the Representatives may reasonably request for distribution of the Securities.

(g) Compliance with FINRA Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Merrill Lynch will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters or Merrill Lynch, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters and Merrill Lynch for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(h) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its stockholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Listing. The Company will use its reasonable best efforts to effect the listing of the Securities on the NYSE.

(j) Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representatives, directly or indirectly:

(i) issue, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock (“Related Securities”);

(ii) file any registration statement under the 1933 Act with respect to the offering of any Common Stock or Related Securities (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement); or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or Related Securities;

whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, or Related Securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(i) consummate the Pre-Closing Transactions;

(ii) issue and sell Securities to the Underwriters pursuant to this Agreement;

(iii) issue shares of Common Stock or Related Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement);

(iv) issue stock options, stock awards, restricted stock units, performance stock units or other equity or equity-based awards or issue Common Stock or Related Securities (whether upon the exercise of stock options, settlement of awards or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to the terms of an equity incentive plan described in the General Disclosure Package and the Prospectus, as such plan is in effect on the date of this Agreement (a “Plan”);

(v) establish or amend a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) no filing with the SEC or other public report, filing or announcement shall be required or made voluntarily in respect of such plan during the Lock-Up Period;

(vi) file any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any Plan described in the Registration Statement, the General Disclosure Package or the Prospectus; and

(vii) offer or issue or agree to issue Common Stock or Related Securities in connection with an acquisition, merger, joint venture, strategic alliance, commercial or other collaborative relationship or the acquisition or license by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, or pursuant to any equity incentive or employee benefit plan as assumed by the Company in connection with any such acquisition or transaction, and file any registration statement in connection with the foregoing, provided that the (1) aggregate number of shares of Common Stock or Related Securities (on an as-converted, as-

exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (z) shall not exceed 10% of the total number of shares of Common Stock outstanding immediately following the offering of the Securities hereunder and (2) the recipient of such Common Stock or Related Securities shall execute a Lock-Up Agreement with respect to the remaining portion of the Lock-Up Period;

provided, however, that in the case of any issuance described in clause (iii) above to a person or entity not listed on Exhibit C hereto or otherwise already party to a Lock-Up Agreement, it shall be a condition to the issuance that each recipient executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than of the effectiveness of such issuance, a Lock-Up Agreement with respect to the remaining portion of the Lock-Up Period.

If the Representatives, in their sole and absolute discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement to permit the transfer of shares of Common Stock or other securities by an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D-2 hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) Preparation of Prospectus. Promptly following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate and, if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit H hereto and such other information as may be required by Rule 433 under the 1933 Act or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430A under the 1933 Act and in the manner and within the time period required by Rule 424(b) under the 1933 Act (without reliance on Rule 424(b)(8)) under the 1933 Act and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433 under the 1933 Act.

(l) Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Securities within the meaning of the 1933 Act and (ii) completion of the Lock-Up Period.

(m) Written Testing-the-Waters Communications. If at any time during the Prospectus Delivery Period and following the distribution of any Written Testing-the-Waters Communication, as then amended or supplemented, there occurs an event or development as a result of which such Written Testing-the-Waters Communication would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives of such event or condition and the Company will promptly amend or supplement such Written Testing-the-Waters Communication as may be necessary to eliminate or correct such untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Stockholders under this Agreement (except for expenses payable by the Selling Stockholders pursuant to Section 4(b) hereof) related to the following matters: (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Selling Stockholders, (iv) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a blue sky survey and any supplements thereto and the reasonable and documented fees and disbursements of special Canadian counsel for the Underwriters in connection with the preparation of any Canadian “wrapper” (provided that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters pursuant to this clause (iv) shall not exceed $10,000), (v) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, any Written Testing-the-Waters Communication and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vi) the preparation, printing and delivery to the Underwriters of copies of a blue sky survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (vi) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities thereto (provided that the amount payable by the Company with respect to the fees and disbursements of counsel for the Underwriters pursuant to this clause (viii) shall not exceed $40,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (x) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives (other than the Underwriters) in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses approved in advance by the Company in connection with any Testing-the-Waters Communication, expenses approved in advance by the Company associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses approved in advance by the Company of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives (other than the Underwriters) of the Company incurred in connection with any such presentations or meetings, including any meetings made in reliance on Section 5(d) of the 1933 Act, (xi) the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Company, the Company’s accountants and counsel and the Underwriters and (xii) reasonable and documented fees and disbursements incurred by the Underwriters and counsel to the Underwriters in connection with matters relating to the Reserved Share Program (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to this clause (xii) shall not exceed $30,000). It is understood, however, that (A) each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the sale and delivery of the Securities to be sold by such Selling Stockholder to the Underwriters hereunder which are not otherwise specifically provided for in this Section 4(a) and (B) except as provided in this Section 4(a), the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and travel and lodging expenses.

(b) Expenses of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, will pay the following expenses incident to the performance of its, his or her obligations under this Agreement: (i) any stock or other transfer taxes and any stamp or other similar taxes or duties payable in connection with the sale or delivery of its Securities to the Underwriters (and such Selling Stockholder hereby authorizes the payment of any such amounts by deduction from the proceeds of the Securities to be sold by such Selling Stockholder under this Agreement) and (ii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.

(c) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders have made or may make for the allocation or sharing of any such expenses and costs.

(d) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, Section 9(a)(i) hereof or Section 9(a)(iii)(A) hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter for any of its expenses.

(e) Tax Forms. Prior to the Closing Date, each Selling Stockholder will deliver to the Representatives a properly completed and executed United States Treasury Department Form W-9 or W-8, as appropriate.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date and, in the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, any Option Closing Date, of the representations and warranties of the Company and the Selling Stockholders contained in this Agreement, or in any certificates signed on behalf of the Company by any officer of the Company or any subsidiary of the Company or by or on behalf of any Selling Stockholder delivered to the Representatives or counsel for the Underwriters, to the performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto shall have been declared effective, any Rule 462(b) Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the 1933 Act (without reliance upon Rule 424(b)(8) under the 1933 Act) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433 under the 1933 Act, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings, if so requested by the Representatives.

(b) Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received (i) a written opinion and negative assurance letter, each addressed to the Underwriters and dated as of the Closing Date, of Wachtell, Lipton, Rosen & Katz, special counsel for the Company (“Company Counsel”), (ii) a written opinion, addressed to the Underwriters and dated as of the Closing Date, of Incorvaia & Associates, APC, special counsel for the Company, and (iii) a written opinion, addressed to the Underwriters and dated as of the Closing Date, of Weiner Brodsky Kider PC, special counsel for the Company (special counsel identified in clauses (ii) and (iii), each a “Special Counsel”), each in form and substance reasonably satisfactory to the Representatives.

(c) Opinion of Counsel for the Selling Stockholders. At the Closing Date, the Representatives shall have received a written opinion, addressed to the Underwriters and dated as of the Closing Date, of Whalen LLP, outside counsel for the Selling Stockholders (“Selling Stockholders Counsel”), in form and substance reasonably satisfactory to the Representatives, containing opinions substantially in the form attached hereto as Exhibit E.

(d) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received a written opinion and negative assurance letter, each addressed to the Underwriters and dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Underwriters (“Underwriters’ Counsel”) in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, with respect to this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(e) Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that would reasonably be expected to have a prospective material adverse change in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, and, at the Closing Date, the Representative shall have received a certificate, signed on behalf of the Company by the Company’s Chief Executive Officer and Chief Financial Officer, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change or development that would reasonably be expected to have a prospective material adverse change in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole, (ii) the representations and warranties of the Company contained in Section 1(a) in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement, which objection has not been finally resolved to the reasonable satisfaction of the Representatives.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(g) Bring-Down Comfort Letter. At the Closing Date, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Date and in form and substance reasonably satisfactory to the Representatives, to the effect that KPMG LLP reaffirms the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(h) Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the NYSE, subject only to official notice.

(i) CFO Certificate. At the time of the execution of this Agreement and at the Closing Date, the Representatives shall have received a certificate signed on behalf of the Company by the Chief Financial Officer of the Company, dated as of the date hereof and as of the Closing Date, respectively, to the effect set forth in Exhibit L hereto.

(j) Lock-Up Agreements. Prior to the date of this Agreement, the Representatives shall have received Lock-Up Agreements signed by each of the persons or entities listed in Exhibit C hereto).

(k) No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) Certificates of Selling Stockholders. At the Closing Date, the Representatives shall have received a certificate signed by an attorney-in-fact on behalf of the Selling Stockholders, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Selling Stockholders in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Selling Stockholders have complied with, in all material respects, all agreements and satisfied, in all material respects, all conditions on their part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(m) Pre-Closing Transactions. Prior to the purchase of the Initial Securities by the Underwriters on the Closing Date, the Pre-Closing Transactions shall have been duly consummated on the terms contemplated by this Agreement, the General Disclosure Package and the Prospectus and the Representatives shall have received a copy of the amended and restated charter of the Company certified by the Secretary of State of the State of Delaware.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Opinion of Counsel for Company. A written opinion and negative assurance letter of Company Counsel and a written opinion of each Special Counsel, each dated as of such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and letter required by Section 5(b) hereof.

(2) Opinion of Selling Stockholders Counsel. A written opinion of Selling Stockholders Counsel, dated as of such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and letter required by Section 5(c) hereof.

(3) Opinion of Counsel for Underwriters. A written opinion and negative assurance letter of Underwriters’ Counsel, each dated as of such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and letter required by Section 5(d) hereof.

(4) Officers’ Certificate. A certificate, dated as of such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(5) Bring-Down Comfort Letter. A letter from KPMG LLP, dated as of such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(6) CFO Certificate. A certificate signed on behalf of the Company by the Chief Financial Officer of the Company, dated as of such Option Closing Date, to the effect set forth in Exhibit L hereto.

(7) Certificate of Selling Stockholders. A certificate, dated such Option Closing Date, signed by an attorney-in-fact on behalf of the Selling Stockholders, to the effect set forth in Section 5(l) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(o) Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and certificates as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated or as the Representatives or counsel for the Underwriters may otherwise reasonably request.

(p) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, and is not waived in writing by the Representatives, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4(d) hereof and except that Sections 1, 6, 7, 11, 12, 13, 14, 15, 16, 18, 19 and 20 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates within the meaning of Rule 405 of the 1933 Act who are involved in marketing or selling of Securities, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim or damage, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or based upon or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433 under the 1933 Act) or in any “road show” (as defined in Rule 433 under the 1933 Act) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim or damage, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense (including the reasonable fees and disbursements of counsel) documented and reasonably incurred in investigating, preparing for or defending against any such loss, liability, claim, damage, litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent based upon or arising out of any untrue statement or omission or alleged untrue statement or omission made based upon any information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in: (A) the Registration Statement (or any amendment thereto), (B) any preliminary prospectus, (C) any Issuer Free Writing Prospectus, (D) any Written Testing-the-Waters Communication, (E) the General Disclosure Package, (F) the Prospectus (or any amendment or supplement to any of the foregoing documentation described in clauses (A) through (F)) or (G) any “road show” (as defined in Rule 433 under the 1933 Act) that does not constitute an Issuer Free Writing Prospectus (the documentation described in clauses (A) through (G), collectively, the “Offering Disclosure”), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(c) hereof.

(b) Indemnification by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each of (i) each Underwriter, its affiliates within the meaning of Rule 405 under the 1933 Act who are involved in marketing or selling of Securities, and its and their officers, directors, employees, partners and members, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (ii) the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and documented and reasonably incurred expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only to the extent based upon or arising out of any untrue statement or omission or alleged untrue statement or omission made based upon any information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Offering Disclosure which constitutes Selling Stockholder Information; provided that the aggregate liability of each Selling Stockholder pursuant to this subsection shall be limited to an amount equal to the Purchase Price, less underwriting discounts and commissions (but before payment of expenses), of the Securities sold by such Selling Stockholder under this Agreement (with respect to each Selling Stockholder, the “Selling Stockholder Proceeds”).

(c) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder, its directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and reasonably incurred, documented expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only to the extent based upon or arising out of any untrue statement or omission or alleged untrue statement or omission made based upon any information furnished to the Company in writing by or on behalf of any Underwriter through the Representatives expressly for use in the Offering Disclosure. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession appearing in the third paragraph under such caption and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the fourteenth and fifteenth paragraphs under such caption.

(d) Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder except to the extent it is materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) hereof shall be selected by the Representatives, and counsel to the Company and the other indemnified parties referred to in Section 6(b) and (c) above shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to one local counsel in each applicable jurisdiction) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above, and the fees and expenses of more than one counsel (in addition to one local counsel in each applicable jurisdiction) separate from their own counsel for the Company and the other indemnified parties referred to in Section 6(b) and (c) above, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction based upon or arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability based upon or arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of, and copies of all agreements or other documents providing for, such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party pursuant to such request, to the extent such reimbursement is required under this Agreement, prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not supersede or otherwise affect any agreements by and among the Company and any of the Selling Stockholders or among the Selling Stockholders with respect to indemnification of each other or contribution among themselves.

(g) Indemnification for Reserved Securities. In addition to and without limitation to the obligations of the Company under Section 6(a), the Company agrees to indemnify and hold harmless Merrill Lynch, Pierce, Fenner & Smith Incorporated, its affiliates within the meaning of Rule 405 under the 1933 Act who are involved in marketing or selling of Securities, and its and their officers, directors, employees, partners and members and each person, if any, who controls Merrill Lynch, Pierce, Fenner & Smith Incorporated within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim or damage, as incurred, (A) based upon or arising out of the violation of any applicable laws, rules or regulations of any foreign jurisdictions where Reserved Securities have been or are offered or sold; (B) based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus “wrapper” prepared by or with the consent of the Company for delivery or distribution to Reserved Securities Offerees, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, not misleading; (C) based upon or arising out of the failure of any Reserved Security Offeree to pay for or accept delivery of the Reserved Securities which have been orally confirmed for purchase by any Reserved Share Offeree by 11:59 P.M. (New York City time) on the first business day after the date of the Agreement or such Reserved Security Offeree agreed to purchase; or (D) otherwise based upon or arising out of or in connection with the offering or sale of the Reserved Securities;

(ii) against any and all loss, liability, claim or damage, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above; provided that (subject to Section 6(e) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel) documented and reasonably incurred in investigating, preparing for or defending against any such loss, liability, claim, damage, litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any matter referred to in clause (i) above;

provided, however, that the Company shall not be liable pursuant to clauses (i), (ii) or (iii) to the extent any such loss, liability, claim, damage or expense is finally judicially determined to have arisen out of the bad faith, gross negligence or willful misconduct of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and reasonably incurred, documented expenses incurred by such indemnified party (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions (or, in the case of indemnification pursuant to Section 6(g) above, arising out of or based upon any matters referred to in such Section) that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and each Selling Stockholder and the total underwriting discounts and commissions received by each Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission or, in the case of Section 6(g) above, any matters referred to in such Section.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute an amount in excess of the lesser of (x) its Selling Stockholder Proceeds and (y) the amount by which its Selling Stockholder Proceeds exceed the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7 (i) each officer, director, employee, partner and member of an Underwriter, each affiliate of an Underwriter within the meaning of Rule 405 under the 1933 Act who is involved in marketing or selling of Securities, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, (ii) each director and officer of and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and (iii) each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Selling Stockholder.

The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint. The respective obligations of the Company and each Selling Stockholder to contribute pursuant to this Section 7 are several in proportion to the respective number of Securities they have sold hereunder and not joint.

Notwithstanding anything to the contrary in this Agreement, the aggregate liability of each Selling Stockholder under the indemnity and contribution agreements contained in Section 6 and Section 7 hereof shall not exceed its Selling Stockholder Proceeds.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed on behalf of the Company by any officer of the Company or any of its subsidiaries or signed by or on behalf of any Selling Stockholder and delivered to the Representatives or counsel to the Underwriters pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person or entity controlling any Underwriter, or by or on behalf of the Company, any officer or director of the Company or any person or entity controlling the Company, or by or on behalf of any Selling Stockholder or any person or entity controlling a Selling Stockholder, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by written notice to the Company and the Selling Stockholders, at any time prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date that occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company and the Selling Stockholders at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the date of the most recent financial statements included in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, (B) trading generally on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of the NYSE or by order of the Commission, FINRA or any other U.S. governmental authority or (C) a material disruption has occurred in commercial banking or securities settlement, payment or clearance services in the United States or (iv) if a moratorium on commercial banking activities has been declared by either U.S. federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4(d) hereof and except that Sections 1, 6, 7, 11, 12, 13, 14, 15, 16, 18, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters or Selling Stockholders.

(a) If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that its respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement, or, with respect to any Option Closing Date that occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement or, in the case of an Option Closing Date that is after the Closing Date, that does not result in a termination of the obligations of the Underwriters to purchase and the Company and the Selling Stockholders to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding five business days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

(b) If one or more of the Selling Stockholders shall fail at the Closing Date or an Option Closing Date to deliver and sell the Securities that it or they are obligated to deliver and sell under this Agreement, the Representatives shall have the right, at its option, by notice from the Representatives to the Company and any non-defaulting Selling Stockholders, either (i) to terminate this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, to terminate the obligation of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date or (ii) to purchase the Securities which the Company and any non-defaulting Selling Stockholders have agreed to sell and deliver on such date in accordance with the terms hereof.

No action taken pursuant to this Section 10(b) shall relieve any defaulting Selling Stockholder from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Stockholders to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding five business days in order to effect any required changes to the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic means to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention of Equity Syndicate, fax no. (212) 214-5918 (with such fax or other electronic means to be confirmed by telephone to (212) 214-6144), BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (fax: (212) 230-8730) and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; notices to the Company shall be directed to it at 5887 Copley Drive, San Diego, California 92111, Attention Chief Compliance Officer, fax no. (858) 292-8056 (with such fax to be confirmed by telephone to (858) 560-6330), with a copy to Wachtell Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention Mark. A Stagliano, fax no. (212) 403-2000 (with such fax to be confirmed by telephone to (212) 403-1000); and notices to the Selling Stockholders shall be directed to them in care of Mary Ann McGarry, Terry Schmidt, Amber Elwell and Lisa Klika, as attorneys-in-fact at c/o at 5887 Copley Drive, San Diego, California 92111, fax no. (858) 292-8056 (with such fax to be confirmed by telephone to (858) 560-6330), with a copy, which shall not constitute notice, to Whalen LLP, 1601 Dove Street, Suite 270, Newport Beach, California 92660, Attention Michael Whalen, fax no. (714) 408-7446 (with such fax to be confirmed by telephone to (949) 833-1703). Any party to this Agreement may change such address or contact information for notice by sending to the other parties to this Agreement written notice of a new address for such purpose.

SECTION 12. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and other indemnified parties referred to in Section 6 and Section 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings; Counterparts. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

SECTION 16. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means [•] [•].m. (New York City time) on October [•], 2020 or such other time as agreed by the Company and the Representatives.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that, solely in the case of this clause (ii), are material with respect to the Company and its subsidiaries taken as a whole.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Financing Agreements” means (i) the Master Repurchase Agreement, dated as of September 1, 2020, by and among Guild Mortgage Company, Guild Investors, LLC and Bank of America, N.A, (ii) the Master Repurchase Agreement, dated as of March 24, 2015, by and among Guild Mortgage Company, Guild Investors, LLC and U.S. Bank National Association, (iii) the Master Repurchase Agreement, dated as of July 29, 2015, by and between Guild Mortgage Company and Everbank, (iv) the First Amended and Restated Master Repurchase Agreement, dated as of December 14, 2018, by and between Guild Mortgage Company and JPMorgan Chase Bank, N.A., (v) the Amended and Restated Master Repurchase Agreement, dated as of October 24, 2019, by and among Guild Mortgage Company, Guild Investors, LLC, the Bank of New York Mellon, and the other parties thereto, (vi) the Amended and Restated Term Loan Agreement, dated as of September 30, 2019, by and among Guild Mortgage Company, Guild Investors, LLC, the Bank of New York Mellon and the other parties thereto, (vi) the Mortgage Warehouse Agreement, dated as of April 13, 2020, by and between Guild Mortgage Company and Texas Capital Bank, National Association, (viii) the Master Repurchase Agreement, dated as of April 29, 2020, by and among Guild Mortgage Company, Guild Investors, LLC and Western Alliance Bank, (ix) the Fifth Amended and Restated Loan and Security Agreement, dated as of June 6, 2020, by and among Guild Mortgage Company, Texas Bank, National Association and the other parties thereto and (x) the Amended and Restated Loan and Security Agreement, dated as of July 15, 2020, by and between Guild Mortgage Company and TIAA, FSB, each as amended, supplemented or restated, if applicable, and in each case including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“Guild Investors, LLC” means Guild Investors, LLC, a California limited liability company, formerly known as Guild Mortgage Company, LLC.

“Initial Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333-249225), as amended (if applicable), including the Rule 430A Information from and after the time that such Rule 430A Information is deemed, pursuant to Rule 430A under the 1933 Act, to be part of and included in the Initial Registration Statement. In addition, in the event that any Rule 430C Information is deemed, pursuant to Rule 430C under the 1933 Act, to be a part of and included in the Initial Registration Statement, then the term “Initial Registration Statement” shall also include such Rule 430C Information from and after the time that such Rule 430C Information is deemed, pursuant to Rule 430C under the 1933 Act, to be a part of and included in the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the 1933 Act, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the 1933 Act because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits I and J hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus or an Issuer RSP Free Writing Prospectus.

“Issuer RSP Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended solely for distribution to Reserved Security Offerees, as evidenced by its being specified in Exhibit J hereto.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (i) in the case of a corporation, its charter and bylaws; (ii) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (iii) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (iv) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (v) in the case of any other entity, the organizational and governing documents of such entity.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Pre-Pricing Prospectus” means the preliminary prospectus dated October [•], 2020 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion.” The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition that, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person or entity acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A under the 1933 Act.

“Rule 430C Information” means the information, if any, deemed to be a part of and included in the Initial Registration Statement pursuant to Rule 430C under the 1933 Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Financing Agreements and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition that gives any person or entity the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“Testing-the-Waters Communication” means any oral or written communication with potential investors for the offering of the Securities contemplated by this Agreement undertaken in reliance on Section 5(d) of the 1933 Act.

“UNSC” means the United Nations Security Council.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 17. Permitted Free Writing Prospectuses. The Company and each of the Selling Stockholders, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it had not made and, unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) or portion thereof required to be filed with the

Commission or required to be retained by the Company pursuant to Rule 433 under the 1933 Act; provided that the prior written consent of the Company and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit I hereto, to any electronic road show in the form previously provided by the Company to and approved by the Representatives, and to any Issuer RSP Free Writing Prospectus listed on Exhibit J hereto. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping, and the only information included in any Issuer RSP Free Writing Prospectus is the same information that is set forth in Exhibit J hereto. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit I or Exhibit J hereto are Permitted Free Writing Prospectuses.

SECTION 18. Absence of Fiduciary Relationship. Each of the Company and the Selling Stockholders, severally and not jointly, acknowledge and agree that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, any of its subsidiaries or any of the Selling Stockholders, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company or any of the Selling Stockholders on other matters and no Underwriter has any obligation to the Company, any of its subsidiaries or any of the Selling Stockholders with respect to the offering of the Securities except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arm’s-length negotiations with the Representatives, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders and that none of the Underwriters has any obligation, by virtue of this Agreement or the transactions contemplated by this Agreement, to disclose such interests and transactions to the Company or any of the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the offering contemplated by this Agreement and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim;

(f) the information and transactions contemplated in this Agreement do not constitute an offer or a solicitation of an offer to transact in any securities or other financial instrument with any natural person; and

(g) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 19. Research Analyst Independence. The Company and the Selling Stockholders acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ respective investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. Trial by Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

GUILD HOLDINGS COMPANY

By
Name:
Title:

THE SELLING STOCKHOLDERS NAMED IN EXHIBIT F HERETO, ACTING SEVERALLY

By
Name:
Title: Attorney-in-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC
BOFA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC

By: WELLS FARGO SECURITIES, LLC

By
Authorized Signatory

By: BOFA SECURITIES, INC.

By
Authorized Signatory

By: J.P. MORGAN SECURITIES LLC

By
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

UNDERWRITERS

Names of Underwriters	Number of Initial Securities
Wells Fargo Securities, LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

JMP Securities LLC

C.L. King & Associates, Inc.

Compass Point Research & Trading, LLC

Total

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

(after giving effect to the Pre-Closing Transactions)

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members*

Guild Mortgage Company LLC	California	Limited Liability Company	Guild Holdings Company

Guild Financial Express, Inc.	California	Corporation

Guild Administration Corp.	California	Corporation

Mission Village Insurance Agency	California	Corporation

Guild Mortgage Co SPE W40, LLC	Delaware	Limited Liability Company	Guild Mortgage Company

*	Applicable only if the subsidiary in question is a limited or general partnership or limited liability company.

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

Directors

•	Patrick Duffy

•	Mary Ann McGarry

•	Terry Schmidt

•	Mike Meyer

•	Junior Bryant

•	Martha Marcon

Executive Officers

•	Mary Ann McGarry

•	Terry Schmidt

•	Amber Elwell
•	David Neylan

•	Barry Horn

•	Lisa Klika

Selling Stockholders

•	David Battany

•	Catherine Blocker

•	Theresa Cherry

•	Gemma Currier

•	Amber Elwell

•	Katharina Foster

•	Shayla Gifford

•	Barry Horn

•	Lisa Klika

•	Erin Langevin
•	James Madsen

•	McCarthy Capital Mortgage Investors, LLC

•	McGarry Strategic Enterprises, LLC

•	Robert Meyers

•	Charles Nay

•	David Neylan

•	John Pecoraro

•	Michael Rish

•	Terry Schmidt

•	Linda Scott

C-1

FORM FINAL

EXHIBIT D-1

FORM OF LOCK-UP AGREEMENT

Guild Holdings Company

Public Offering of Class A Common Stock

Dated as of ____________________, 2020

Wells Fargo Securities, LLC

BofA Securities, Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This agreement (this “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) by and among Guild Holdings Company, a Delaware corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”), BofA Securities, Inc. (“BofA”) and J.P. Morgan Securities LLC (“J.P. Morgan”) as representatives (the “Representatives”) of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering (the “Offering”) of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock” and, together with the Class B common stock, par value $0.01 per share, of the Company, the “Common Stock”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the Offering will confer upon the undersigned in its, his or her capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

2

the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock, preferred stock or such other securities that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC or that may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Undersigned’s Securities”); or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any of the Undersigned’s Securities;

whether any transaction described in clause (i) or clause (ii) above is to be settled by delivery of the Undersigned’s Securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares of Class A Common Stock the undersigned may purchase in the Offering.

Notwithstanding anything to the contrary in this Agreement, the undersigned may, without the prior written consent of the Representatives, transfer any of the Undersigned’s Securities (including any issuer-directed shares of Class A Common Stock the undersigned may purchase in the Offering):

(i) if the undersigned is a natural person, (A) as a bona fide gift or gifts (including, but not limited to, to a charity or educational institution), (B) by will or by intestate succession, (C) pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case, to any member of the undersigned’s immediate family (as defined below), (D) to a trust the beneficiaries of which are exclusively the undersigned and/or members of the undersigned’s immediate family or (E) otherwise for bona fide estate planning purposes;

(ii) if the undersigned is a partnership, limited liability company, corporation or other entity, to a partner, member, stockholder or other holder of equity interests, as the case may be, of such partnership, limited liability company, corporation or other entity if, in any such case, such transfer is not for value, other than equity interests of the transferee or transferor;

(iii) to the Underwriters pursuant to the terms of the Underwriting Agreement;

(iv) if the undersigned is (A) a partnership, limited liability company, corporation or other business entity, to another partnership, limited liability company, corporation or other business entity that, directly or indirectly, controls, is controlled by or is under common control with the undersigned, or (B) a trust, to a trustee or beneficiary of the trust, in each case if such transfer is not for value, other than, in the case of clause (A), equity interests of the transferee or transferor;

(v) to any investment fund or other entity controlled or managed by the undersigned;

(vi) to the Company, pursuant to (A) the exercise on a net-issuance basis by the undersigned of any stock option granted pursuant to the Company’s employee benefit plans disclosed in the Registration Statement or (B) share withholding to cover applicable taxes in connection with the vesting or settlement of an award granted pursuant to the Company’s employee benefit plans disclosed in the Registration Statement;

(vii) to the Company, in connection with any reclassification or conversion of the Common Stock, provided, that any such shares of Common Stock received upon such conversion or reclassification shall be subject to the terms of this Agreement;

(viii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company; provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Agreement; provided, further, that for purposes of this clause (vii), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of more than 50% of total voting power of the voting stock of the Company;

(ix) pursuant to an order of a regulatory agency or a court, including a qualified domestic order, or in connection with a divorce settlement;

(x) to a nominee or custodian of a person or entity to whom a transfer would be permitted under clause (i), (ii) or (iv) above;

(xi) any transaction in connection with a reclassification of capital stock of the Company or reorganization of the organizational structure of the Company that is disclosed in the Registration Statement;

provided, however, that (1) in the case of any transfer described in clauses (i), (ii), (iv), (v) or (x) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one day prior to such transfer, a written agreement, in substantially the form of this Agreement; (2) in the case of a transfer pursuant to clause (i) above, if the undersigned is required to file a report under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of the Undersigned’s Securities during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession, pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, or for bona fide estate planning purposes, as applicable; (3) in the case of a transfer pursuant to clauses (v) or (vi) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of the Undersigned’s Securities shall be required to be made during the Lock-Up Period (other than, with respect to clause (vi) above, a filing on Form 4 reporting a reduction in beneficial ownership resulting from the net exercise of options, provided, that such filing shall indicate that such transactions have been net share settled); (4) in the case of a transfer pursuant to clauses (i), (ii), (iv), (v), (vi), (vii), (ix) or (x) above, no voluntary filing with the SEC or other voluntary public report or announcement shall be made in respect of such transfer during the Lock-Up Period; (5) in the case of a transfer pursuant to clause (ii) above, if the undersigned is required to file a report under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of the Undersigned’s Securities during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer and that such transfer is being made to a partner, member, stockholder or other holder of equity interests of the undersigned and is not a transfer for value, other than equity interests of the transferee or transferor; and (6) in the case of a transfer pursuant to clause (iv) above, if the undersigned is required to file a report under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of the Undersigned’s Securities during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer and that such transfer is being made to (A) a partnership, limited liability company, corporation or other business entity that, directly or indirectly, controls, is controlled by or is under common control with the undersigned, or (B) a trustee or beneficiary of the applicable trust and is not a transfer for value, other than, in the case of clause (A), equity interests of the transferee or transferor. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, in each case, not more remote than the first cousin (it being understood that any references to “immediate family” in any agreement in substantially the form of this Agreement executed by any transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee).

Nothing in this Agreement shall prevent the undersigned from (i) entering into a written plan meeting the requirements of Rule 10b5-1 under the 1934 Act relating to the sale of the Undersigned’s Securities; provided, that (A) the Undersigned’s Securities subject to any such plan may not be sold until after the expiration of the Lock-Up Period and (B) no filing with the SEC or other public report, filing or announcement shall be required or made voluntarily in respect of such plan during the Lock-Up Period, or (ii) entering into transactions related to any of the Undersigned’s Securities that were acquired in open-market transactions after the completion of the Offering; provided, that (x) no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of the Undersigned’s Securities shall be required to be made during the Lock-Up Period and (y) no voluntary filing with the SEC or other public report, filing or announcement shall be made in respect of any such transfer during the Lock-Up Period.

The undersigned further agrees that (i) it will not, without the prior written consent of the Representatives, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any of the Undersigned’s Securities, and (ii) the Company may, with respect to any of the Undersigned’s Securities, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to the Undersigned’s Securities to prevent a transfer that is not in compliance with the terms of this Agreement.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any of the Undersigned’s Securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the Offering or sold in connection with the sale of shares of Class A Common Stock pursuant to the Underwriting Agreement [(except in each case insofar as any such rights pertain to the sale of shares of Class A Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement)],2 provided that such waiver shall apply only to the Offering.

If the undersigned is an officer or director of the Company, (i) each of the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of any of the Undersigned’s Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (A) the release or waiver is effected solely to permit a transfer not for consideration and (B) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned acknowledges and agrees that the Representatives may elect whether or not to grant any such release or waiver in its sole and absolute discretion.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. The electronic signature of the undersigned (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the hand of the undersigned.

[2]	NTD: To be included only for selling stockholders.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering, enter into this Agreement or sell any shares of Class A Common Stock at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that any Underwriter is making such a recommendation.

This Agreement shall automatically terminate and be of no further force and effect, and the undersigned shall be released from all obligations under this Agreement, upon the earliest to occur, if any, of (i) December 31, 2020, if the Underwriting Agreement is not executed by the parties thereto on or prior to such date, (ii) the date the Company notifies the Representatives in writing, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the Offering, (iii) the date the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Class A Common Stock to be sold thereunder and (iv) the date the Registration Statement is withdrawn.

The undersigned acknowledges and agrees that whether or not the Offering actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above.

Yours very truly,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:		Address:

E-mail:		E-mail:

D-1

EXHIBIT D-2

FORM OF PRESS RELEASE

Guild Holdings Company

_____________, 2020

Guild Holdings Company (the “Company”) announced today that Wells Fargo, BofA and J.P. Morgan, the representatives of the underwriters for the Company’s initial public offering of _____ shares of Class A common stock, par value $0.01 per share, that closed on _____________, 2020, are [waiving] [releasing] a lock-up restriction with respect to ____ shares of the Company’s Class A common stock (“common stock”) held by [certain officers or directors] [an officer] [a director] of the Company. The [waiver] [release] will take effect on _____________, 20__ and the shares of common stock may be sold on or after such date.

This press release is not an offer to sell or the solicitation of an offer to buy the securities in the United States or in any other jurisdiction and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

D-2

EXHIBIT E

FORM OF OPINION OF SELLING STOCKHOLDERS COUNSEL

[To be attached.]

E-1

EXHIBIT F

INITIAL SECURITIES TO BE SOLD

Selling Stockholder	Number of Initial Securities to Be Sold
McCarthy Capital Mortgage Investors, LLC
David Battany
Catherine Blocker
Theresa Cherry
Gemma Currier
Amber Elwell
Katharina Foster
Shayla Gifford
Barry Horn
Lisa Klika
Erin Langevin
James Madsen
McGarry Strategic Enterprises, LLC
Robert Meyers
Charles Nay
David Neylan
John Pecoraro
Michael Rish
Terry Schmidt
Linda Scott
Total

F-1

EXHIBIT G

OPTION SECURITIES WHICH MAY BE SOLD

Selling Stockholder	Number of Option Securities Which May Be Sold
McCarthy Capital Mortgage Investors, LLC
David Battany
Catherine Blocker
Theresa Cherry
Gemma Currier
Amber Elwell
Katharina Foster
Shayla Gifford
Barry Horn
Lisa Klika
Erin Langevin
James Madsen
McGarry Strategic Enterprises, LLC
Robert Meyers
Charles Nay
David Neylan
John Pecoraro
Michael Rish
Terry Schmidt
Linda Scott

Total

G-1

EXHIBIT H

PRICE-RELATED INFORMATION

Public offering price: $[●] per share

Net proceeds, before expenses, to the Company: $[●] per share

Settlement date: [●], 2020

H-1

EXHIBIT I

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[●]

I-1

EXHIBIT J

ISSUER RSP FREE WRITING PROSPECTUS

[●]

J-1

EXHIBIT K

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

[●]

K-1

EXHIBIT L

CFO CERTIFICATE

[To be attached.]

L-1